Director		Filing Status	Form		# Transaction

Enrique Arzac		Late		Form 4			1

James Cattano		Late		Form 4			1

Steven Rappaport	Late		Form 4			1

Terry Bovarnick		Late		Form 4			1

Lawrence Fox		Late		Form 4			1